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                                 SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. __________)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_]  Confidential, for Use of the
                                           Commission Only
[_]  Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               G & L REALTY CORP.
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                (Name of Registrant as Specified in Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies:


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     (2) Aggregate number of securities to which transactions applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:
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                               G & L REALTY CORP.
                              439 N. BEDFORD DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

                                                                    May 23, 1997



To the Stockholders of G & L Realty Corp.:

     On Wednesday, May 28, 1997, G & L Realty Corp. will hold its Annual Meeting of Stockholders at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California, at 9:00 a.m. Los Angeles time. Three proposals, described in the Notice of Annual Meeting and Proxy Statement previously sent to you, are to be voted upon at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to sign and date your previously-received proxy card and return it as promptly as possible.

     The first proposal is to elect seven directors to serve until the 1998 annual meeting of stockholders. The second proposal is to approve certain issuances of equity interests in the Company to directors of the Company as consideration for properties purchased from them, as described in greater detail in the Proxy Statement. The third proposal is to amend and restate the Company's 1993 Stock Incentive Plan. Under Maryland law, with respect to the election of each director, the nominee receiving a plurality of the votes cast, either in person or by proxy, will be elected. With respect to the second and third proposals, a majority of the votes cast, either in person or by proxy, will constitute stockholder approval. Abstentions and broker non-votes (i.e., shares represented at the Annual Meeting for which a broker or nominee has indicated it does not have discretionary authority to vote with respect to a particular matter) will have no effect on the result of the voting.

     We look forward to seeing you at the Annual Meeting. Whether or not you plan to attend, please send in your proxy card as soon as possible.*


                                             /s/Quentin Thompson

                                             Quentin Thompson
                                             Secretary, Treasurer
                                             and Chief Accounting Officer


*The cost of solicitation of proxies with respect to the Annual Meeting is being borne by the Company.